UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On the dates shown below, Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) issued the following shares in transactions exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Regulation D.

The following table details the shares issued and gross proceeds:

	September 3, 2024		October 1, 2024		November 1, 2024
	Number of		Number of		Number of
	Shares Issued	Gross Proceeds	Shares Issued	Gross Proceeds	Shares Issued	Gross Proceeds
Class S-PR Shares (1)	200,649	$2,555,150	468,616	$5,964,030	1,725,114	$21,891,360
Class I-PR Shares	207,842	$2,620,700	233,912	$2,950,000	547,053	$6,905,668

(1) Includes upfront selling commissions and dealer manager fees of $25,150, $54,030 and $114,560 for September 3, 2024, October 1, 2024 and November 1, 2024, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

November 7, 2024	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer

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